UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2015

ELEVEN BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36296	26-2025616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street, Suite 400 Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 871-9911

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2015, Gregory D. Perry notified Eleven Biotherapeutics, Inc. (the “Company”) of his resignation as Chief Financial and Business Officer of the Company effective July 3, 2015.

In connection with the departure of Mr. Perry, John J. McCabe, the Company’s Vice President of Finance and Business Operations, will assume the roles of Principal Financial Officer and Principal Accounting Officer, effective July 3, 2015. Mr. McCabe, age 48, has served as the Company’s Vice President of Finance and Business Operations since June 2013, as Treasurer since September 2012 and as Secretary since October 2013, and served as the Company’s Senior Director of Finance from April 2012 to June 2013. Prior to joining Eleven, Mr. McCabe provided independent financial and accounting consulting services from June 2011 to April 2012. Prior to that, Mr. McCabe served as the Vice President of Finance of Clinical Data, Inc., a drug development company, from December 2010 to June 2011 and as the Senior Director of Financial Reporting of Clinical Data from August 2007 to December 2010. Previously, Mr. McCabe served in several financial roles at Interleukin Genetics, Inc., a genetics-focused personalized health company, and SatCon Technology Corporation, a developer of innovative power conversion solutions. Mr. McCabe began his career at PricewaterhouseCoopers LLP. Mr. McCabe received a B.S. from the University of Vermont and is a Certified Public Accountant.

Mr. McCabe has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. McCabe and any other person pursuant to which he is being appointed as the Principal Financial Officer and Principal Accounting Officer of the Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEVEN BIOTHERAPEUTICS, INC.

Date: June 24, 2015	By:	/s/ Abbie C. Celniker
Abbie C. Celniker, Ph.D. President & Chief Executive Officer